EXHIBIT 10.3

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is being executed and delivered as of August 12, 2008, by ADIL SHAFI (the “Seller”) in favor of, and for the benefit of BRAINTECH, INC., a Nevada corporation (“Buyer”), SHAFI, INC., a Michigan corporation (“SI”), and SHAFI INNOVATION, INC., a Michigan corporation (“SII”)(SI and SII are also referred to herein each, as a “Company” and together, the “Companies”), and each of the Buyer’s and each Company’s present and future Affiliates (as defined below), successors and direct and indirect subsidiaries (including the Buyer and the Companies, collectively, the “Covered Parties” and each a “Covered Party”).

RECITALS

A.        As the sole stockholder, director and officer of each of the Companies, the Seller has obtained extensive and valuable knowledge and confidential information concerning the business of the Companies and has contributed to the value of the Companies.

B.        Pursuant to a Share Purchase Agreement dated of even date herewith, by and among the Buyer, the Companies, and the Seller (the “Purchase Agreement”), the Seller is selling to the Buyer, and the Buyer is purchasing, all of the issued and outstanding capital stock of SI and 80% of the outstanding capital stock of SII (the “Transaction”).

C.        In connection with the Transaction (and as a condition to the consummation of such Transaction), and to enable the Buyer to secure more fully the benefits of such Transaction, including the protection and maintenance of the Company’s goodwill and confidential information, the Buyer has required that the Seller enter into this Agreement.

D.        The Seller is entering into this Agreement in order to induce the Buyer to consummate the transactions contemplated by the Purchase Agreement, pursuant to which the Seller will receive a material benefit.

AGREEMENT

         In order to induce the Buyer to consummate the Transaction and the other transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller agrees as follows:

1.        Restriction on Competition.

                    (a)       Certain Definitions.

                              (i)       The SHAFI Companies are engaged in the Machine Vision Software industry (the “Business”).

                              (ii)      The term “Person” means an individual, a corporation, an association, a partnership, limited liability company, joint stock company, an estate, a trust or any other entity or organization.

                              (iii)     As used herein “Affiliate” means any person or entity that, directly or indirectly, Controls, is Controlled by, or is under common Control with or of, such entity.  The term “Control” (including, with correlative meaning, the terms “Controlled by” and “under common Control with”), as used with respect to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

                    (b)       Non-Competition.  For a period commencing upon the date hereof and ending upon the later of three (3) years from the date hereof or one (1) year from the date Seller’s employment with Buyer terminates (the “Restricted Period”), Seller shall not directly or indirectly (whether as an employee, operator, agent, independent contractor, consultant, owner, director, officer, shareholder, investor, general or limited partner, joint venturer, guarantor or any other relationship similar to the foregoing, except for Passive Investments), anywhere in North America or Europe:

                              (i)       engage in or assist any other person or entity to engage in any business which competes with the Business or any business in which any Covered Party is engaged at any time during the twelve (12) months prior to the termination of Seller’s employment with Buyer (collectively, the “Restricted Business”); or

                              (ii)      provide to any other entity that was a client or prospective client of any Covered Party as of the date of termination of Seller’s employment with Buyer or during the twelve (12) months prior to such termination, products or services directly or indirectly competitive with the Restricted Business;

provided, however, that Seller may purchase or otherwise acquire up to two percent (2%) of any class of the securities of any Person (but may not otherwise participate or assist in the activities of such Person) engaged in the Restricted Business if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 (“Passive Investments”).

2.        No Solicitation; No Disparagement.

                    (a)       No Solicitation.  Unless otherwise agreed in writing, during the Restricted Period Seller shall not directly or indirectly engage in the following:

                              (i)       Solicit or knowingly encourage any employee or independent contractor of any Covered Company to leave such employment or service (except for the termination of employees or independent contractors in the performance of Seller’s duties to Buyer) provided that any general solicitation of employment or service, directly or indirectly by  Seller through newspapers, periodicals, or trade publications not specifically directed at any employee or independent contractor of any Covered Company shall not constitute a breach of his non-solicitation obligation under this clause (a)(i); or

                              (ii)      Knowingly hire any person within less than one (1) year after that person has voluntarily terminated his employment or service as an independent contractor with any Covered Company.

                    (b)       Non-Disparagement.  The Seller agrees that, during the Restricted Period, the Seller will not knowingly engage in any conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants.  This provision is not applicable to truthful testimony obtained through subpoena or to any truthful information provided pursuant to investigation by any governmental body.

3.        Early Termination of Restricted Period.  If, and only if, Seller’s employment with Buyer pursuant to that certain Employment Agreement between Buyer and Seller, dated of even date herewith (the “Employment Agreement”), is terminated by Buyer without “Good Cause” (as defined in the Employment Agreement) or by Seller for “Good Reason” (as defined in the Employment Agreement) in either case as contemplated by Section 12(g) thereof, and Buyer fails to satisfy its obligations to pay the severance pay required under said Section 12(g), the Restricted Period shall end on the date that is thirty (30) days after the effective date of such termination.

4.        Representations and Warranties.  The Seller represents and warrants, to and for the benefit of the Covered Parties, that: (a) the Seller has full power and capacity to execute and deliver, and to perform all of the Seller’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Seller’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Seller is bound.

5.        Injunctive Relief.  The Seller agrees that, in the event of any breach or threatened breach by the Seller of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled (in addition to any other remedy at law or in equity that may be available, including monetary damages) to obtain an injunction restraining such breach or threatened breach, without the necessity of proving actual damages or posting bond or security, which Seller expressly waives, and the Seller hereby consents to any such remedy in connection with any such breach.

6.        Integration and Non-Exclusivity.  This Agreement and the Purchase Agreement and the documents referenced herein and therein contain the entire agreement between the Seller and the Covered Parties concerning their subject matter and no other representations, promises, agreements or understandings, written or oral, concerning such subject matter will be of any force or effect.  Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative).  Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Seller, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) conferred by contract, including the Purchase Agreement and any other written agreement between the Seller and any of the Covered Parties.  Nothing in the Purchase Agreement will limit any of the obligations, liabilities, rights or remedies of any party under this Agreement, nor will any breach of the Purchase Agreement or any other agreement between the Seller and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement.  If any term or condition of the Non-Disclosure Agreement or any other agreement between the Seller and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control.

7.        Severability; Reformation.

(a)                          If any provision of this Agreement, or any part thereof, is found or held to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof will be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof will not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof will not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement.  Each provision and part thereof of this Agreement is separable from every other provision and part thereof of this Agreement.

(b)                          If any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable.  The Seller will, at the Buyer’s request, join the Buyer in requesting that such court take such action.

8.        Governing Law; Jurisdiction; Venue; Waiver of Jury Trial.

(a)                          This Agreement will be construed, enforced and governed by the laws of the State of Michigan without regard to its conflicts of law provisions.

(b)                          The parties agrees that any legal action or other legal proceeding arising out of or relating to this Agreement may be brought in the state or federal court of proper jurisdiction in the State of Michigan (or in any court in which appeal from such courts may be taken).  The parties:

(i)                                    agree that any state and federal court in the State of Michigan will be deemed to be a convenient forum;

(ii)                                   after valid service of process has been effected, agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court in the State of Michigan, any claim that the party is not subject to personal jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement may not be enforced in or by such court; and

(iii)                                  KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT.

9.        Waiver.  Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.  No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver will have no effect except in the specific instance in which it is given.

10.       Successors and Assigns.  This Agreement will be binding upon the Seller and the Seller’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns.  Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any person or entity which purchases a majority of or all of the equity securities (whether by equity sale, merger or otherwise) or substantially all of the assets of such Covered Party, without obtaining the consent or approval of the Seller.  The Seller agrees that the obligations of the Seller under this Agreement are personal and will not be assigned by the Seller.

11.       Third Party Beneficiaries.  Each of the Buyer’s and each Company’s present and future Affiliates, successors and direct and indirect subsidiaries are third party beneficiaries to all of the rights conferred to the Covered Parties by the Seller under this Agreement.

12.       Construction.  Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

13.       Survival of Obligations.  The expiration of the Restricted Period will not relieve the Seller of any obligation or liability arising from any breach by the Seller of this Agreement during the Restricted Period.

14.       Amendment.  This Agreement may not be changed in any respect, except by a written agreement executed by the Seller and the Buyer (or any successor or assign).

15.       Notices.  All notices, requests, demands and other communications pertaining to this Agreement or otherwise required or permitted hereunder (“Notices”) will be in writing addressed as follows:

If to the Seller, to the address below the Seller’s name on the signature page to this Agreement; and

If to the Buyer (or any other Covered Party):

BRAINTECH, INC.
#102 - 930 West 1st Street
North Vancouver, B.C. Canada
V7P 3N4
Attention: Frederick Weidinger, CEO
Facsimile: (604) 988-6440

with a copy to:	Greenberg Traurig, LLP
1750 Tysons Boulevard, Suite 1200
McLean, Virginia 22102
Attention: Jeffrey R. Houle, Esq.
Facsimile: (703) 714-8336

Notices will be deemed given five (5) “Business Days” (which means a day, other than a Saturday or Sunday, on which commercial banks in the State of Michigan are open for the general transaction of business) after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, or on the first Business Day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery.  Notices delivered via facsimile will be deemed given when actually received (or refused) by the recipient, provided that by no later than two (2) days thereafter such notice is confirmed in writing and sent via one of the methods described in the previous sentence.  Notices delivered by personal service will be deemed given when actually received by the recipient.  Any party may change the address to which notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving notice.

16.       Electronic Signature.  This Agreement may be executed by transfer of an originally signed document by facsimile, e-mail or other electronic means, any of which will be as fully binding as an original document.

[Signature on following page]

         IN WITNESS WHEREOF, the Seller has duly executed and delivered this Non-Competition Agreement as of the date first above written.

ADIL SHAFI

Address:

Telephone No.:(     )

Facsimile No. :(    )

Agreed to and Acknowledged:

BRAINTECH, INC.

By:  _______________________

       Name:

       Title:

[Signature page to Non-Competition Agreement]